SECOND AMENDED AND RESTATED CODE OF REGULATIONS OF DESIGNER BRANDS INC. ARTICLE ONE MEETINGS OF SHAREHOLDERS Section 1.01 Annual Meetings. An annual meeting of shareholders for the election of Directors, for the consideration of reports to be laid before such meeting, and for the transaction of such other business as may properly come before such meeting shall be held on such date as may be fixed from time to time by the Board. Section 1.02 Special Meetings. Special meetings of the shareholders may be called only by: (A) the Chairman, the President, or, in case of the President’s absence, death, or disability, the Vice President authorized to exercise the authority of the President; (B) the Board by action at a meeting, or a majority of the incumbent Directors acting without a meeting; or (C) one or more holders of at least fifty percent (50%) of all shares outstanding and entitled to vote at the special meeting. (D) If a special meeting is properly requested by a person or persons entitled to call a special meeting of shareholders in accordance with and pursuant to this Section 1.02, the Secretary shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than ten (10) nor more than sixty (60) days after the receipt of such request by the Secretary, as the Secretary may fix. If notice is not given within thirty (30) days after the receipt of such request by the Secretary, then the persons properly calling the meeting may fix the time of the meeting and give notice thereof in accordance with Section 1.04, or cause the notice to be so given by any designated representative. Section 1.03 Place of Meetings. Meetings of shareholders, whether annual or special, shall be held at such time and place, if any, within or without the State of Ohio as may be designated by the Board or, in the absence of a designation by the Board, the Chairman, the President, the Secretary, or any other officer entitled to give notice pursuant to Section 1.04. The Board is authorized to determine that a meeting shall not be held at any physical place, but instead may be held solely by means of communications equipment as authorized by Ohio law. The Board may postpone, reschedule, or cancel any previously scheduled annual or special meeting of shareholders.

2 Section 1.04 Notice of Meetings. Written notice stating the date and time, place, if any, and the purpose of each meeting of the shareholders, whether annual or special, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, shall be given either by personal delivery or by mail, or overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given, not less than seven (7) nor more than ninety (90) days before the date of the meeting to every shareholder of record entitled to notice of the meeting by or at the direction of the President, the Secretary, or another officer expressly authorized by action of the Board to give such notice. If mailed or sent by overnight delivery service, such notice shall be addressed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. Notice of adjournment of a meeting need not be given if the time and place, if any, to which it is adjourned and the means, if any, by which shareholders can be present and vote at the adjourned meeting through the use of communications equipment, are fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Section 1.05 Advance Notice Provisions for Business to Be Transacted at Annual Meeting. (A) Only such business (other than the nomination and election of Directors, which must comply with the provisions of Section 1.06 and applicable law) may be transacted at an annual meeting of shareholders as is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (2) properly brought by or at the direction of the Board or any duly authorized committee thereof, or (3) properly brought by any shareholder of the Corporation who (i) is entitled to vote at the annual meeting of shareholders, (ii) is a shareholder of record at the time that notice is provided to the Secretary pursuant to this Section 1.05 and through the date of such annual meeting of shareholders, and (iii) complies with all the notice procedures set forth in this Section 1.05. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Proposing Shareholder (other than the nomination of a person for election as a Director, which must be made in compliance with Section 1.06 and applicable law), such business must be a proper matter for shareholder action pursuant to these Regulations and applicable law and such Proposing Shareholder must have given timely notice thereof in proper written form to the Secretary. (B) To be considered timely, a Proposing Shareholder’s notice shall be delivered in accordance with an Acceptable Delivery Method at the principal executive offices of the Corporation no later than the close of business on the ninetieth (90th) day and no earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary date of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such annual meeting was first made by the Corporation. In no event shall any adjournment, recess, postponement, continuation, or rescheduling of an annual meeting,

3 or announcement thereof, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. (C) To be in proper written form, a Proposing Shareholder’s notice must set forth the following information: (1) As to each matter that the Proposing Shareholder seeks to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting; (ii) the text of any proposal relating to such business, including the complete text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the Articles of Incorporation or these Regulations, the language of the proposed amendment; (iii) the reasons for conducting such business at the annual meeting (including the text of any reasons for the proposed business that will be disclosed in any proxy statement or supplement thereto to be filed with the SEC); (iv) a complete and accurate description of any material interest of the Proposing Shareholder and any Shareholder Associated Person, individually or in the aggregate, in such business, including any anticipated material benefit to the Proposing Shareholder and any Shareholder Associated Person therefrom; and (v) any other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Proposing Shareholder in connection with the solicitation of proxies in support of such proposed business pursuant to Section 14(a) under the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder. (2) As to the Proposing Shareholder and any Shareholder Associated Person, if any, on whose behalf the proposal is being made: (i) whether such person(s) is/are providing the notice at the request of a beneficial holder of Corporation Securities; (ii) the name and address of such Proposing Shareholder and any Shareholder Associated Person (including, if applicable, the name and address that appear on the Corporation’s stock ledger); (iii) (a) the class, series, and number of Corporation Securities that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Shareholder or any Shareholder Associated Person (specifying the type of ownership), (b) the nominee holder for, and number of, any Corporation Securities owned beneficially but not of record by such Proposing Shareholder or any Shareholder Associated Person, the number of such Corporation Securities held by each such nominee holder,

4 and any pledge with respect to any of such Corporation Securities, (c) the dates such Corporation Securities were acquired, (d) the investment intent of such acquisition as would be required to be disclosed on Item 4 of Schedule 13D, and (e) evidence of such beneficial or record ownership; (iv) a complete description of all Derivative Instruments or Short Interests owned, held, or entered into by such Proposing Shareholder or any Shareholder Associated Person; (v) a complete and accurate description of any agreement, arrangement, or understanding that has been made, the effect or intent of which is to increase or decrease the voting power of such Proposing Shareholder or any Shareholder Associated Person with respect to any Corporation Securities, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act; (vi) a complete and accurate description of any performance- related fees (other than an asset-based fee) to which such Proposing Shareholder or any Shareholder Associated Person may be entitled as a result of any increase or decrease in the value of any Corporation Securities, Derivative Instruments, or Short Interests; (vii) a complete and accurate description of all agreements, arrangements, and understandings between or among such Proposing Shareholder, any Shareholder Associated Person, and/or any other person (naming each such person) in connection with or related to the proposed nomination or other business to be brought at the meeting, including without limitation (x) any proxy, contract, arrangement, understanding, or relationship pursuant to which such person has the right to vote any Corporation Securities and (y) any other agreements that would be required to be disclosed by such person or any other person pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Shareholder, the Shareholder Associated Person, or other person); (viii) the names and addresses of any other beneficial or record owners of Corporation Securities known by such Proposing Shareholder to be financially supporting the proposed business; (ix) a complete and accurate description of any pending or, to such Proposing Shareholder’s knowledge, threatened legal proceeding in which such shareholder or any Shareholder Associated Person is a party or participant involving the Corporation or any officer, director, affiliate, or associate of the Corporation; (x) a representation from such Proposing Shareholder as to whether such shareholder or any beneficial owner on whose behalf such shareholder is acting intends, or is part of a group (providing the name and address of each participant) that intends, to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve or adopt the proposal, (y) otherwise solicit proxies from shareholders in support of the proposal, and/or (z) solicit the holders of Corporation Securities in accordance with Rule 14a-19 under the Exchange Act; and

5 (xi) a representation from such Proposing Shareholder that such shareholder (x) is, and will at the time of such meeting be, a holder of record of Corporation Securities entitled to vote at such meeting, (y) intends to vote such Corporation Securities at such meeting, and (z) intends to appear in person at, or send a Qualified Representative to, such meeting to make such proposed nomination or present such other proposed business, as applicable, before such meeting. (D) Any Proposing Shareholder shall update the notice delivered and information previously provided to the Corporation pursuant to this Section 1.05, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct as of (1) the record date for the meeting of shareholders and (2) the date that is ten (10) business days prior to such meeting (or any adjournment or postponement thereof). Such update shall be delivered in accordance with an Acceptable Delivery Method not later than five (5) business days after the record date for such meeting (in the case of an update required to be made as of the record date) and not later than eight (8) business days prior to the date of the meeting (in the case of an update required to be made as of the date that is ten (10) business days prior to such meeting or any adjournment or postponement thereof). A Proposing Shareholder may not, after the last day on which a notice would be timely under this Section 1.05, cure in any way any defect preventing the submission of a proposal. (E) No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting of shareholders in accordance with the procedures set forth in this Section 1.05; provided, however, that once business has been properly brought before the annual meeting of shareholders in accordance with such procedures, nothing in this Section 1.05 shall be deemed to preclude discussion by any shareholder of any such business. Except as otherwise provided by law, the Articles of Incorporation, or these Regulations, the chairperson of an annual meeting of shareholders, or such other officer designated by the Board, shall have the power and duty to determine whether any business was properly brought before the annual meeting of shareholders in accordance with the foregoing procedures and, if such proposed business is deemed not to have been properly made, to declare to the meeting that the business was not properly brought before the meeting, in which case such business shall be disregarded and declared to be out of order, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 1.05, unless otherwise required by law, if the Proposing Shareholder (or a Qualified Representative of such shareholder) proposing any business to be conducted at the annual meeting of shareholders does not appear at the annual meeting of shareholders to propose such business, such proposed business shall not be transacted, and no vote shall be taken with respect to such proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation. (F) Notwithstanding the foregoing provisions of this Section 1.05, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 1.05. This Section 1.05 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders, other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing contained in this Section 1.05 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

6 Section 1.06 Advance Notice Provisions for Nomination of Directors. (A) No nominations of persons for election to the Board may be made at the annual meeting of the shareholders or at any special meeting of shareholders called for the purpose of electing Directors, other than nominations that are (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (2) properly brought before the annual meeting or special meeting of shareholders by or at the direction of the Board (or any duly authorized committee thereof), or (3) otherwise properly brought before the annual meeting or special meeting by any shareholder of the Corporation who (i) is a shareholder of record on the date of the giving of the notice provided for in this Section 1.06 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting or special meeting of shareholders and (ii) complies with all the notice procedures set forth in this Section 1.06. (B) In addition to any other applicable requirements, for a nomination to be made by a shareholder pursuant to this Section 1.06, such Proposing Shareholder must have given timely notice thereof in proper written form to the Secretary. To be considered timely, such notice must be delivered in accordance with an Acceptable Delivery Method and received at the principal executive offices of the Corporation: (1) in the case of an annual meeting of shareholders, no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such public announcement of the date of such annual meeting was first made by the Corporation; and (2) in the case of a special meeting of shareholders called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such special meeting was first made by the Corporation. In no event shall the adjournment, recess, postponement, continuation, or rescheduling of an annual meeting of shareholders or a special meeting of shareholders called for the purpose of electing Directors, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. (C) To be in proper written form, a Proposing Shareholder’s notice to the Secretary pursuant to this Section 1.06 must be in writing and set forth the following information: (1) as to each Proposed Nominee; (i) the name, age, business address, and residence address of such Proposed Nominee; (ii) the principal occupation or employment of such Proposed Nominee;

7 (iii) (a) the class, series, and number of Corporation Securities which are, directly or indirectly, owned beneficially or of record by such Proposed Nominee, (b) the nominee holder for, and number of, any Corporation Securities owned beneficially but not of record by such Proposed Nominee, the number of such Corporation Securities held by each such nominee holder, and any pledge with respect to any of such Corporation Securities, (c) the dates such Corporation Securities were acquired, (d) the investment intent of such acquisition as would be required to be disclosed on Item 4 of Schedule 13D, (e) evidence of such beneficial or record ownership, and (f) any Derivative Instruments or Short Interests owned, held, or entered into by such Proposed Nominee; (iv) a Questionnaire with respect to the background and qualification of such Proposed Nominee, completed and executed by such Proposed Nominee in the form required by the Corporation (which form such Proposing Shareholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide within ten (10) days after receiving such request); (v) a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such shareholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide within ten (10) days after receiving such request) providing that such Proposed Nominee: (A) is not and will not become a party to any agreement, arrangement, or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a Director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director or a Director nominee that has not been disclosed to the Corporation; (C) will, if elected as a Director, comply with all applicable rules of any securities exchanges upon which the Corporation Securities are listed, the Articles of Incorporation, these Regulations, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, share ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to Directors (which other guidelines and policies will be provided to such person within five (5) business days after the Secretary receives any written request therefor from such person), and all applicable fiduciary duties under state law; (D) intends to serve a full term as a Director, if elected; and (E) will provide facts, statements, and other information in all communications with the Corporation and its shareholders that are or will be true and correct and that do not and will not omit any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (vi) whether such Proposed Nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the SEC and the relevant listing standards of any exchange where the Corporation Securities are listed;

8 (vii) details of any relationship between such Proposed Nominee and any person that would require disclosure on Schedule 13D if such Proposed Nominee was required to file a Schedule 13D with respect to the Corporation; (viii) details of any position where such Proposed Nominee has served as an officer or director of any of the Corporation’s competitors within the three (3) years preceding the submission of the shareholder notice; and (ix) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three (3) years, and any other material relationships, between or among the Proposing Shareholder (including the beneficial owner, if any, on whose behalf the nomination is being made) and any Shareholder Associated Person, on the one hand, and each such Proposed Nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Shareholder (including the beneficial owner, if any, on whose behalf the nomination is being made) and any Shareholder Associated Person were the “registrant” for purposes of such rule and such Proposed Nominee were a Director or executive officer of such registrant. (2) as to the Proposing Shareholder and any Shareholder Associated Person, if any, on whose behalf the nomination is being made, the information called for pursuant to Section 1.05(C)(2). (D) Any Proposing Shareholder shall update the notice delivered and information previously provided to the Corporation pursuant to this Section 1.06, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct as of (i) the record date for the meeting of shareholders and (ii) the date that is ten (10) business days prior to the meeting (or any adjournment or postponement thereof). Such update shall be received by the Secretary in accordance with an Acceptable Delivery Method not later than five (5) business days after the record date for such meeting (in the case of an update required to be made as of the record date) and not later than eight (8) business days prior to the date of such meeting (in the case of an update required to be made as of the date that is ten (10) business days prior to such meeting or any adjournment or postponement thereof). A Proposing Shareholder may not, after the last day on which a notice would be timely under this Section 1.06, cure, in any way, any defect preventing the submission of a proposal. (E) No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Section 1.06. Except as otherwise provided by law, the Articles of Incorporation, or these Regulations, the chairperson of the meeting, or such other officer designated by the Board, shall have the power and duty to determine whether a nomination was made in accordance with all of the procedures set forth in these Regulations. If such proposed nomination is deemed not to have been properly made, the chairperson of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded and declared to be out of order, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 1.06, unless otherwise required by law, if the Proposing Shareholder (or a Qualified Representative of such shareholder) does not appear at the meeting of shareholders to present such

9 nomination, such nomination shall be disregarded, and no vote shall be taken with respect to such proposed nomination, notwithstanding that proxies with respect to such vote may have been received by the Corporation. (F) If any person provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with a shareholder’s notice provided under this Section 1.06 and such person subsequently either (x) notifies the Corporation that such person no longer intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, and no other person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a- 19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any person provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with a shareholder’s notice provided under this Section 1.06, such shareholder shall deliver, in accordance with an Acceptable Delivery Method no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied. Section 1.07 Waiver of Notice. Notice of the date and time, place, if any, and purposes of any meeting of shareholders, whether annual or special, may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such shareholder of notice of such meeting. Electronic mail, or any electronic transmission capable of authentication, that appears to have been sent by a shareholder and that contains a waiver by such shareholder is a writing for purposes of this Section 1.07. Section 1.08 Quorum. (A) At any meeting of shareholders, the presence, in person, by proxy, or by the use of communications equipment, of the holders, of record on the record date for such meeting, of at least fifty percent (50%) of all shares outstanding and entitled to vote thereat shall be necessary to constitute a quorum for such meeting or at any adjournment thereof. (B) Except as otherwise provided in Section 1.10 in respect of adjournment, no action may be taken at any meeting of shareholders, or at any adjournment thereof, unless a quorum is present. (C) If a quorum is present at a meeting of shareholders, it cannot be broken by the subsequent withdrawal of one or more shareholders or their proxies or by any decrease in the number of shares represented at the meeting.

10 Section 1.09 Votes Required. (A) At each meeting of shareholders for the election of Directors, the candidates receiving the greatest number of votes shall be elected as Directors; and (B) When a quorum is present at any meeting, any matter (other than the election of Directors) properly brought before any meeting of shareholders can be authorized or approved only by the affirmative vote of the holders of a majority of the voting shares issued and outstanding and entitled to vote thereon, present in person or by proxy; provided, however, that the matter to be voted upon is not one that, by express provision of law, the Articles of Incorporation or these Regulations, a different vote is required, in which case such express provision shall govern and control the decision of such question. Section 1.10 Conduct of the Meeting; Adjournment. Unless otherwise determined by the Board, meetings of shareholders shall be presided over by the Chairman or, in the event the Chairman has not been elected or is otherwise absent, by the President or such other officer designated by the Board. The person presiding at the meeting of shareholders, or the holders of a majority of the voting shares represented at the meeting, may adjourn such meeting from time to time, whether or not a quorum is present. The Board may adopt such rules and regulations for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations, the person presiding at the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of shareholders and the safety of those in attendance as, in the judgment of such person, are necessary, appropriate, or convenient for the conduct of the meeting. Section 1.11 Record Date. The Board may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of sixty (60) days preceding the date of the meeting of shareholders. If the Board shall not fix such record date, the record date for determining shareholders entitled to notice of a meeting of the shareholders shall be the date next preceding the day on which notice is given, and the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be the date next preceding the day on which the meeting is held. Determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. Section 1.12 Proxies. At meetings of the shareholders, whether special or annual, any shareholder entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by a writing signed, or a verifiable communication authorized, by such shareholder, but such writing or verifiable communication must be filed with the secretary of the meeting before such proxy shall be allowed to vote thereunder. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

11 Section 1.13 Inspectors of Election. In advance of any meeting of shareholders, the Board may appoint one or more inspectors of election to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding as the chairperson of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the Board in advance of such meeting or, if not so filled, at the meeting by the person presiding as the chairperson of such meeting. No other person or persons may appoint or require the appointment of inspectors of election. ARTICLE TWO DIRECTORS Section 2.01 Authority and Qualifications. Except where the law, the Articles of Incorporation, or these Regulations otherwise provide, all authority of the Corporation shall be vested in and exercised by or under the direction of its Board. Directors need not be shareholders of the Corporation. Section 2.02 Number of Directors and Term of Office (A) The authorized number of Directors of the Board may be fixed or changed at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present by the affirmative vote of the holders of a majority of the voting shares represented and entitled to vote at the meeting. (B) The Directors may fix or change the authorized number of Directors of the Board and may fill any Director’s office that is created by an increase in the authorized number of Directors; provided, however, that the Directors may not increase the authorized number of Directors to more than fifteen (15) nor reduce the authorized number of Directors to fewer than five (5). (C) When the authorized number of Directors is less than six (6), each Director shall be elected for a term of one (1) year. (D) When the authorized number of Directors is six (6) or more, but less than nine (9), the Directors shall be divided into two (2) classes, designated Class I and Class II. Each class shall consist, as nearly as possible, of one-half of the total authorized number of Directors. Except as may be necessary to initially establish the classes of Directors, each Director shall be elected for a two-year term. (E) When the authorized number of Directors is nine (9) or more, the Directors shall be divided into three (3) classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as possible, of one-third of the total authorized number of Directors. Except as may be necessary to initially establish the classes of Directors or to fill a vacancy in an unexpired term, each Director shall be elected for a three-year term. (F) If the authorized number of Directors is increased, the Directors elected to fill the Directors’ offices resulting from such increase shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible; provided, however,

12 that if the increase would permit the creation an additional class of Directors, the new Directors shall be assigned to the new class as necessary to maintain the number of Directors in each class as nearly equal as possible. When new Directors are apportioned among existing classes, any Director elected to fill a Director’s office created by an increase in the authorized number of Directors shall hold office for a term that coincides with the remaining term of that class. (G) If the authorized number of Directors is decreased, such reduction shall not shorten the term of any incumbent Director; however, as their terms expire, the Directors shall be reapportioned among the classes to maintain the number of Directors in each class as nearly equal as possible. When Directors are reapportioned among the classes, any Director assigned to a different class shall thereafter hold office for a term that coincides with the remaining term of that class. (H) Each Director shall be elected to serve until the election, at an annual meeting of shareholders for the election of Directors for the year in which the Director’s term expires or at a special meeting called for that purpose, of the Director’s successor. At each annual meeting of shareholders, successors to the Directors whose terms expire at that annual meeting shall be elected for: (1) one (1) year if the authorized number of Directors is less than six (6); (2) two (2) years if there are two (2) classes of Directors; or (3) three (3) years if there are three (3) classes of Directors. Section 2.03 Removal by Shareholders. All the Directors, all the Directors of a particular class (if the Directors are divided into classes), or any individual Director may be removed from office by the shareholders, only for cause, and only by the vote of the holders of not less than three- fourths of the voting power of the Corporation entitling them to elect Directors in place of those to be removed. In case of any removal pursuant to this Section 2.03, a new Director may be elected at the same meeting for the unexpired term of each Director removed. Failure to elect a Director to fill the unexpired term of any Director removed shall be deemed to create a vacancy in the Board. Section 2.04 Vacancies. Any vacancies on the Board for any reason, including, without limitation, by reason of death, resignation, removal, newly created directorships resulting from an increase in the number of Directors, or any other reason, shall be filled only by the Board, acting by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum. Section 2.05 Meetings. (A) Regular meetings of the Board shall be held at such times as the Board shall determine from time to time. Special meetings of the Board may be called only by the Chairman, the President, another officer expressly authorized by action of the Board to give notice of meetings of the Board, or any two (2) Directors.

13 (B) Meetings of the Board may be held at any place, within or without the State of Ohio, from time to time as designated by the Board. Directors may participate in any regular or special meeting of the Board by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other and such participation shall constitute presence in person at such meeting. Section 2.06 Notice of Meetings. (A) Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. (B) Notice of the date and time, place, if any, and the means by which Directors may participate, including through the use of communications equipment, of and in each special meeting of the Board shall be given to each of the Directors: (1) by personal delivery or by mail, electronic mail, overnight delivery service, or any other means of communication authorized by the Director, if such notice is given at least two (2) days before the meeting; or (2) orally, either in person or by telephone, not later than one (1) day before the meeting. (C) Notice of any meeting of the Board may be given only by the Chairman, the President, the Secretary, or another officer expressly authorized by action of the Board to give such notice. The method of giving notice to all Directors need not be uniform. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of the Board need not be given if the date and time, place, if any, and the means by which Directors may participate in the meeting, including through the use of communications equipment, to which it is adjourned are fixed and announced at such meeting. Section 2.07 Waiver of Notice. Notice of the place, if any, and time of any meeting of the Board may be waived in writing, either before or after the holding of such meeting, by any Director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any Director at any meeting of the Board without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by the Director of such notice. Electronic mail or any electronic transmission capable of authentication that appears to have been sent by a Director and that contains a waiver by such Director is a writing for the purposes of this Section 2.07. Section 2.08 Quorum; Vote Required. (A) A majority of the whole authorized number of Directors shall be necessary to constitute a quorum for a meeting of the Board, except that a majority of the Directors in office shall constitute a quorum for filling a vacancy in the Board. If a quorum is present at a meeting of the Directors, it cannot be broken by the subsequent withdrawal of one or more Directors.

14 (B) The affirmative vote of a majority of the Directors present at a meeting at which a quorum is present is the act of the Board, unless the vote of a greater number of the Directors is required by law, the Articles of Incorporation, or these Regulations. Section 2.09 Committees. (A) The Board may, by resolution adopted by the unanimous vote of the whole authorized number of Directors, create an executive committee. Such executive committee shall have and may exercise, between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation, including, without limitation, the power and authority to declare a dividend and to authorize the issuance of shares, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that the executive committee shall not have such power or authority in reference to filling vacancies on the Board or on any committee of the Board, including the executive committee. The Board shall have power at any time, by the affirmative vote of a majority of the whole authorized number of Directors to change the membership of the executive committee, to fill all vacancies in it, and to discharge it, either with or without cause. (B) The Board may, by resolution adopted by the affirmative vote of a majority of the whole authorized number of Directors, designate from among the Directors one or more other committees. Except as otherwise prescribed by law, any such committee shall have such authority of the Board as may be specified in the resolution of the Board designating such committee. The Board shall have power at any time, by the affirmative vote of a majority of the whole authorized number of Directors, to change the membership of, to fill all vacancies in, and to discharge any such committee, either with or without cause. (C) No notice of a regular meeting of the executive committee or of any other committee of the Board shall be required. A special meeting of the executive committee or of any other committee of the Board may be called only by the President, another officer expressly authorized by action of the Board to give notice of a meeting of such committee, or a member of such executive or other committee of the Board. Notice of each special meeting of the executive committee or of any other committee of the Board shall be given in the same manner required for notices of special meetings of the Board as provided in Section 2.06. The provisions of Section 2.07 with respect to waiver of notice of meetings of the Board shall apply to meetings of the executive committee or of any other committee of the Board. (D) A majority of the members of the executive committee or any other committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. (E) Directors may participate in any regular or special meeting of the executive committee or of any other committee of the Board by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting of the committee can hear each other and such participation shall constitute presence in person at such meeting.

15 Section 2.10 Resignation. Any Director may resign at any time by giving notice to the Board, the Chairman, the President, or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later date specified therein, and the acceptance of such resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance. ARTICLE THREE OFFICERS Section 3.01 Officers. The officers of the Corporation shall consist of a president, a secretary, a treasurer, and such other officers (including, without limitation, if so desired by the Board, a chief executive officer, a chief operating officer, a chief financial officer, and one or more vice presidents) and assistant officers, all with such titles, authorities, and duties as the Board may from time to time determine. The officers shall be elected by the Board. Officers need not be shareholders of the Corporation. Any two (2) or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation, or these Regulations to be executed, acknowledged, or verified by two (2) or more officers. Section 3.02 Tenure of Office. The officers of the Corporation shall hold office at the pleasure of the Board and need not be elected annually. Any officer of the Corporation may be removed, either with or without cause, at any time, by affirmative vote of the majority of the whole authorized number of Directors; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time by giving notice to the Board, the Chairman, the President, or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein, and the acceptance of such resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance. Section 3.03 Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices and/or as the law, the Articles of Incorporation, these Regulations, or the Board may from time to time provide. ARTICLE FOUR SHARES Section 4.01 Certificates. Certificates evidencing ownership of shares of the Corporation shall be issued to those entitled to them. Each certificate evidencing shares of the Corporation: (A) shall bear (1) the signatures of the Chairman, the President, or a Vice President, and of the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped, or printed) and (2) such recitals as may be required by law; and

16 (B) may bear such other recitals as are permitted by law. Section 4.02 Uncertificated Shares. The shares of the Corporation shall be represented by certificates pursuant to Section 4.01; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of shares of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates or a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares of the Corporation or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights. Section 4.03 Lost, Wrongfully Taken, or Destroyed Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the Corporation claims that such certificate has been lost, destroyed, or wrongfully taken, the Board must cause the Corporation to issue a new certificate or uncertificated shares in place of the original certificate if the owner: (A) so requests before the Corporation has notice that such original certificate has been acquired by a protected purchaser; (B) files with the Corporation, unless waived by the Board, an indemnity bond, with surety or sureties satisfactory to the Corporation, in such sums as the Board may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the Corporation may incur by reason of the issuance of each such new certificate; and (C) satisfies any other reasonable requirements which may be imposed by the Board, in their discretion. ARTICLE FIVE INDEMNIFICATION, INSURANCE, AND LIMITATION OF LIABILITY Section 5.01 Indemnification. (A) The Corporation shall indemnify, to the full extent permitted by law, any Indemnitee. The Corporation shall pay, to the full extent then required by law, Expenses incurred by a Director in defending any Proceeding as they are incurred, in advance of the final disposition thereof. Notwithstanding the foregoing, the Corporation shall not be required by this Section 5.01 to indemnify the Indemnitee in connection with any claim (including, without limitation, any original claim, counterclaim, cross-claim, or third-party claim) in a Proceeding, which claim is brought, initiated, or otherwise asserted by the Indemnitee, unless bringing, initiation, or asserting of the claim in the Proceeding by the Indemnitee was authorized or ratified by the Board.

17 (B) To the full extent then permitted by law, the Corporation may indemnify employees, agents, and other persons and may pay Expenses incurred by any employee, agent, or other person in defending any Proceeding as such Expenses are incurred, in advance of the final disposition thereof. (C) The indemnification and payment of Expenses provided by this Section 5.01 shall not be exclusive of, and shall be in addition to, any other rights granted to any person seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders, or of disinterested Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a Director or an officer, employee, or agent of the Corporation, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Section 5.02 Insurance. (A) The Corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee, partner, member, manager, or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the obligation or the power to indemnify such person against such liability under the provisions of this ARTICLE Five or of Chapter 1701 of the Ohio Revised Code. Insurance may be purchased from or maintained with a person in whom the Corporation has a financial interest. (B) The Corporation is expressly authorized to enter into any indemnification or insurance agreements with or on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee, partner, member, manager, or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise, in accordance with the terms of this ARTICLE Five or the laws of the State of Ohio. Such agreements may include, but are not limited to, agreements providing for indemnification or the advancement of expenses under Section 5.01, agreements providing for insurance, indemnification, or the advancement of expenses by way of self-insurance, whether or not funded through the use of a trust, escrow agreement, letter of credit, or otherwise, in accordance with subsection (A) of this Section 5.02, and agreements providing for insurance or indemnification through the commercial insurance market. Section 5.03 Limitation of Liability. (A) No person shall be found to have violated his or her duties to the Corporation as a Director in any action brought against such Director (including actions involving or affecting any of the following: (i) a change or potential change in control of the Corporation; (ii) a termination or potential termination of such Director’s service to the Corporation as a

18 Director; or (iii) such Director’s service in any other position or relationship with the Corporation), unless it is proved by clear and convincing evidence that the Director has not acted in good faith, in a manner such Director reasonably believes to be in or not opposed to the best interests of the Corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. Notwithstanding the foregoing, nothing contained in this paragraph (A) limits relief available under Section 1701.60 of the Ohio Revised Code. (B) In performing his or her duties, a Director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by: (1) any Directors, officers, or employees of the Corporation whom the Director reasonably believes are reliable and competent in the matters prepared or presented; (2) counsel, public accountants, or other persons as to matters that the Director reasonably believes are within the person’s professional or expert competence; or (3) a committee of the Directors upon which he or she does not serve, duly established in accordance with the provisions of these Regulations, as to matters within such committee’s designated authority, which committee the Director reasonably believes to merit confidence. (C) A Director in determining what he or she reasonably believes to be in the best interests of the Corporation shall consider the interests of the Corporation’s shareholders and, in his or her discretion, may consider (1) the interests of the Corporation’s employees, suppliers, creditors and customers; (2) the economy of the state and nation; (3) community and societal considerations; and (4) the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation. (D) A Director shall be liable in damages for any action he or she takes or fails to take as a Director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. Notwithstanding the foregoing, nothing contained in this paragraph (D) affects the liability of Directors under Section 1701.95 of the Ohio Revised Code or limits relief available under Section 1701.60 of the Ohio Revised Code. ARTICLE SIX MISCELLANEOUS Section 6.01 Amendments. These Regulations may be amended, repealed, or altered, or a new Code of Regulations may be adopted, (i) at a meeting of shareholders held for such purpose, only by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the Corporation on such proposal, (ii) without a meeting, by the written consent of the holders of shares entitling them to exercise not less than a majority of the voting power of the Corporation on such proposal, or (iii) by the Board (to the extent permitted by these Regulations and the Ohio General Corporation Law).

19 Section 6.02 Actions Without a Meeting. Anything contained in these Regulations to the contrary notwithstanding, except as provided in Section 6.01, any action which may be authorized or taken at a meeting of the shareholders or of the Board or of a committee of the Board, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the Directors, or all the members of such committee of the Board, respectively, which writings shall be filed with or entered upon the records of the Corporation. Section 6.03 Seal. If the Corporation adopts a seal, it shall be circular, approximately two inches in diameter, with the name of the Corporation engraved around the margin and the word “SEAL” engraved across the center; provided, however, that nothing contained in this Section 6.03 shall be construed to require the Corporation to obtain a seal or to use a seal for any purpose. ARTICLE SEVEN DEFINITIONS As used in these Regulations, the following terms have the meanings specified in this ARTICLE Seven. “Acceptable Delivery Method” means delivery in writing to the Secretary of the Corporation by registered mail addressed to the Secretary at the principal executive offices of the Corporation, return receipt requested. “affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act. “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Corporation, as amended from time to time. “Assistant Secretary” means the individual holding the office of assistant secretary of the Corporation. “Assistant Treasurer” means the individual holding the office of assistant treasurer of the Corporation. “associate” has the meaning set forth in Rule 12b-2 under the Exchange Act. “beneficially owned” (and its correlative terms) has the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act. “Board” means the Board of Directors of the Corporation. “Chairman” means the chairman of the Board. “Corporation” means Designer Brands Inc.

20 “Corporation Securities” means any shares or other securities of the Corporation. “Derivative Instruments” means any derivative instruments, profit interests, options, warrants, convertible securities, stock appreciation or other rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any Corporation Securities or the voting rights thereof or with a value derived in whole or in part from the value of any Corporation Securities or any other contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any Corporation Securities, in each case, whether or not such instrument, contract or right shall be subject to settlement in the underlying Corporation Security. “Director” means an individual elected to the Board. “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information). “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique username or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered. “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one (1) or more electronic networks or databases (including one (1) or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. “Exchange Act” means the Securities Exchange Act of 1934, as amended. For the purposes of ARTICLE Five, “Expenses” means any expenses, including, without limitation, attorneys’ fees, filing fees, court reporters’ fees, expert witnesses’ fees, and transcript costs. For the purposes of ARTICLE Five, “Indemnitee” means any Director or officer or former Director or officer of the Corporation who was or is a party or is threatened to be made a party to, or is or was involved or is threatened to be involved (as a deponent, witness, or otherwise) in, any threatened, pending or completed Proceeding by reason of the fact that such person is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, partner, member, or manager, of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise. “President” means the individual holding the office of president of the Corporation.

21 “Proceeding” means any action, suit or proceeding, whether civil, criminal, arbitrative, administrative, or investigative (including, without limitation, any threatened, pending or completed action, suit or proceeding by or in the right of the corporation). “Proposed Nominee” means any and each person whom the Proposing Shareholder proposes to nominate for election or re-election as a Director. “Proposing Shareholder” means any shareholder proposing business to be brought before a meeting of shareholders pursuant to Section 1.05, or any shareholder proposing nominations pursuant to Section 1.06. “Qualified Representative” of a shareholder means a person who is duly authorized by a writing executed by such shareholder or by an electronic transmission delivered by such shareholder to the Secretary to act for such shareholder as proxy at a specified meeting of shareholders. The Qualified Representative must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders. “Questionnaire” means, as to each person whom a Proposing Shareholder proposes to nominate for election or re-election to the Board, a director’s and officers’ questionnaire in the form provided by the Corporation pursuant to Section 1.06(C)(1)(iv) and signed by such Proposed Nominee. These “Regulations” mean these Second Amended and Restated Code of Regulations of the Corporation, as amended from time to time. “SEC” means the U.S. Securities and Exchange Commission. “Secretary” means the individual holding the office of secretary of the Corporation. A “Shareholder Associated Person” means, as to any Proposing Shareholder (i) any person who is a member of a “group” (as such term is used in Rule 13d-5 of the Exchange Act) with such shareholder, (ii) any beneficial owner of shares of capital stock of the Corporation on whose behalf the request, proposal, or nomination is being made (other than a shareholder that is a depository), (iii) any affiliate or associate of such shareholder or any such beneficial owner, and (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder, beneficial owner or any Shareholder Associated Person in respect of any requests, proposals, or nominations, as applicable. “Short Interests” shall mean any agreement, arrangement, understanding, or relationship (including any repurchase or so called “stock borrowing” agreement or arrangement) the effect or intent of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any Corporation Securities or manage risk with respect to any Corporation Securities, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any Corporation Securities. “Treasurer” means the individual holding the office of treasurer of the Corporation.

22 “Vice President” means an individual holding the office of vice president of the Corporation.